UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

STALAR 2, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52972	26-1402651
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 953-1544 Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

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On April 24, 2014, Stalar 2, Inc. (“Stalar”) entered into a Letter Agreement (the “Agreement”) with NanoMed Targeting Systems Inc. (“NanoMed”). Pursuant to the Agreement, NanoMed would effect a merger with Stalar, with Stalar as the surviving entity (the “Merger”). The Merger shall be structured to include the following elements: (i) the acquisition by Stalar of all of the outstanding equity interests of NanoMed from the owners thereof in exchange for newly issued shares of Common Stock of Stalar; and (ii) a private placement transaction by Stalar resulting in gross proceeds to Stalar of at least $1,000,000, which shall occur simultaneously with the closing of the Merger (the “Private Placement”). In consideration of the Merger and Private Placement, the stockholders of Stalar, or their designees, would maintain a post-Merger, post-Private Placement ownership of forty-five percent (45%) of the fully-diluted capital stock of Stalar, and the prior shareholders of NanoMed, shall own fifty-five percent (55%) of the fully-diluted capital stock of Stalar. The shares held by the previous shareholders of Stalar shall be entitled to piggy-back registration rights.

Additionally, the Agreement prohibits NanoMed from soliciting, entertaining, negotiating, accepting or considering a merger transaction with any other entity.

Pursuant to the Agreement, each of Stalar and NanoMed will be responsible for and bear their own costs and expenses (including broker's or finder’s fees, investment banking fees, reasonable attorneys’ fees, accountants' fees) incurred, at any time in connection with pursuing or consummating the Merger, the Private Placement, and the transactions contemplated thereby.

The term of the Agreement is four (4) months, however, in the event that either Stalar or NanoMed determines that there is a material adverse issue that arises in the course of their due diligence investigation, each party has the right to immediately terminate the Agreement without any liability to the non-terminating party. No material relationship is known to exist between Stalar and NanoMed.

A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing summary and description of the Agreement is qualified by reference to the full text of Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 2, INC.

Date: April 29, 2014	By:	/s/Steven R. Fox
Steven R. Fox
Chief Operating Officer and
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated April 24, 2014, by and between Stalar 2, Inc. and NanoMed Targeting Systems Inc.